Exhibit 1.01

Conflict Minerals Report of

ReWalk Robotics Ltd.

For the year ended December 31, 2017

Introduction

This is the Conflict Minerals Report (the “CMR”) of ReWalk Robotics Ltd. (the “Company,” “we” or “us”) for calendar year 2017 in accordance with Rule 13p-1 (the “Rule”) under the Securities Exchange Act of 1934, as amended (the “1934 Act”). The Rule requires disclosure of certain information when a registrant manufactures or contracts to manufacture products and when the “Conflict Minerals” specified in the Rule are necessary to the functionality or production of those products (the “Covered Products”).

“Conflict Minerals” are defined as gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten. Tantalum, tin, tungsten and gold are collectively referred to as “3TG” for the purposes of this assessment. According to the Rule, if a registrant, based on a good faith reasonable country of origin inquiry regarding the Conflict Minerals, has reason to believe that (i) the Conflict Minerals contained in its Covered Products may have originated in the Democratic Republic of the Congo (“DRC”) or an adjoining country (collectively with the DRC, the “Covered Countries”) or (ii) such Conflict Minerals may not be from recycled or scrap sources, then the registrant must exercise due diligence on the source and chain of custody of the Conflict Minerals, and submit a conflict minerals report describing those due diligence measures.

Reasonable Country of Origin Inquiry

During the year ended December 31, 2017, we conducted a reasonable country of origin inquiry to determine whether any of the necessary 3TG originating in the Covered Countries can be found in our products. We held meetings with management from various departments to discuss the applicable definitions of “manufacturer” and/or “contract to manufacture.” By way of this process, we identified specific types of product parts that are affected by the 3TG and mapped them to their respective suppliers.

We developed a risk-based approach that focuses on our key suppliers involved in manufacturing the majority of our finished products. We identified 22 relevant suppliers. We requested that all identified suppliers provide information regarding the origin of the Conflict Minerals contained in products supplied using the Conflict Minerals Reporting Template (“CMRT”) of the Responsible Business Alliance (formerly the Electronic Industry Citizenship Coalition, or the EICC) developed by the Responsible Minerals Initiative (“RMI”), formerly the Conflict-Free Smelter Initiative, or the CFSI.

We reviewed the responses received, checked for inconsistencies, incomplete forms, and inaccurate responses, and sent reminders to suppliers who did not respond to our requests for information. We compared the smelters and refiners identified in the surveys against the lists of facilities which have received a conflict-free designation by the RMI’s Responsible Minerals Assurance Process (“RMAP”), formerly the Conflict-Free Smelter Program, or the CFSP. In accordance with the Rule, we concluded in good faith that during the year ended December 31, 2017:

●	Certain of our operations manufactured, or contracted to manufacture, products for which Conflict Minerals are necessary to the functionality or production of those products.
●	Based on our good faith reasonable country of origin inquiry regarding the Conflict Minerals, which was designed to determine whether any of the Conflict Minerals contained in our Covered Products originated in the Covered Countries and whether any of the Conflict Minerals contained in the Covered Products are or may be from recycled or scrap sources, we had reason to believe that (i) the Conflict Minerals contained in our Covered Products may have originated in the Covered Countries and (ii) such Conflict Minerals may not be from recycled or scrap sources.

As a result, we exercised due diligence on the Conflict Minerals’ source and chain of custody and are filing this CMR with our Form SD to comply with the requirements of the Rule. This CMR has not been subject to an independent private sector audit. The due diligence measures performed by the Company are discussed below.

Part I. Company Overview and Description of the Company’s Products Covered by This Report

The Company designs, develops and commercializes, the ReWalk system, an innovative exoskeleton that allows wheelchair-bound persons with mobility impairments or other medical conditions to stand and walk once again. The ReWalk system consists of a light wearable brace support suit that integrates motors at the joints, rechargeable batteries, an array of sensors and a computer-based control system to power knee and hip movement. There are currently two types of products: ReWalk Personal and ReWalk Rehabilitation. ReWalk Personal is designed for everyday use by individuals at home and in their communities, and is custom fitted for each user. ReWalk Rehabilitation is designed for the clinical rehabilitation environment where it provides valuable exercise and therapy. It also enables individuals to evaluate their capacity for using the ReWalk Personal system in the future.

Part II. The Company’s Due Diligence Process

Design of Due Diligence

We have adopted due diligence process in accordance with Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition (2016), including the related Supplements on Tin, Tantalum and Tungsten and on Gold published by the Organisation for Economic Co-Operation and Development (collectively, the “OECD Guidance”).

The design of our Conflict Minerals program is in conformity with the OECD Guidance, specifically as it relates to our position in the minerals supply chain as a company that is several levels removed from the actual mining of Conflict Minerals (i.e., a “downstream company”). We do not make direct purchases of raw ore or unrefined Conflict Minerals. Summarized below are the design components of our Conflict Minerals program as they relate to the five-step framework set forth in the OECD Guidance:

Due Diligence Performed

Step 1. Establish Strong Company Management Systems

Adopt and commit to a supply chain policy for minerals from conflict-affected and high-risk areas.

We have adopted our Conflict Minerals Policy (the “Policy”) related to our sourcing of 3TG. Our Policy outlines our commitment to responsible sourcing and the requirements imposed on participants in our supply chain, and is available on the “Corporate Governance” page in the “Investor Relations” section of our website at http://ir.rewalk.com/static-files/6ab6976a-0ab5-4021-b61f-682f26dc74b4. Information contained on, or that can be accessed through, our website does not constitute a part of this CMR and is not incorporated by reference herein.

Structure internal management systems to support supply chain due diligence.

We provide, from time to time as necessary, training on the relevant Rule and process for relevant employees (e.g., purchasing, legal and finance).

2

Strengthen the Company’s engagement with suppliers

The Company informs its in-scope manufacturers and suppliers of its disclosure requirements, including its compliance with the OECD Guidance and the Rule.

Establish a system of controls and transparency over the Conflict Minerals supply chain.

We have implemented a supply chain system of controls and transparency through the use of due diligence tools created by the RMI. These tools include, as discussed in “Step 2” below, the CMRT designed to identify the smelters and refiners that process the necessary Conflict Minerals contained in our products. We have also adopted a process to maintain business records relating to 3TG due diligence, including retention of records of our due diligence processes, findings and resulting decisions for a period of five years.

Establish a Company-level grievance mechanism.

Our Policy includes a grievance procedure by which suppliers and other external parties may contact us should they wish to seek guidance or report concerns regarding Conflict Minerals.

Step 2. Identify and Assess Risks in the Supply Chain

Identify risks in the supply chain by identifying Company suppliers.

Identify Company suppliers.

As explained above, we do not buy raw ore or unrefined Conflict Minerals directly from refiners, smelters or mines. Our supply chain with respect to the Covered Products is complex, with multiple intermediaries and third parties in the supply chain between the manufacturing of the Covered Products and the original sources of the necessary Conflict Minerals. Because we believe that the smelters and refiners of the Conflict Minerals are best situated to identify the sources of Conflict Minerals, we rely on our direct suppliers to provide information on the origin of the Conflict Minerals contained in components and materials supplied to us.

As discussed above under “Reasonable Country of Origin Inquiry” and “Part I. Company Overview and Description of the Company’s Products Covered by This Report,” we identified our Covered Products falling within the scope of the Rule (i.e., products which were manufactured or contracted to be manufactured by us) during the 2017 calendar year. Based on these Covered Products, we were able to identify the suppliers from which we purchase components or materials for the Covered Products that may include Conflict Minerals. We identified 22 relevant suppliers whose products may contain 3TG.

Request Conflict Minerals Reporting Templates (CMRTs) from suppliers.

We surveyed these 22 suppliers to identify the 3TG contained in the products they supply us with, the smelters and refiners that process the 3TG and the country of origin of such 3TG. The survey was conducted by utilizing the CMRT. We utilize this RMI reporting template to collect data and information from our suppliers in order to identify the origins of 3TG in our supply chain. We received responses from 10 suppliers (45%).

3

Assess risks in the supply chain.

Analyze surveys for RMAP “conformant” and active smelters and refiners.

We compared smelters/refiners identified by the supply chain survey against the RMI’s “conformant” smelter list, which lists all facilities that have received a RMAP “conformant” designation from the RMI. We reviewed all of the responses to determine whether smelters and refiners identified in our supply chain obtained a designation of “conformant” or “active” from the RMI.

Of the CMRT responses we received from suppliers, some included incomplete responses as well as inconsistencies and inaccuracies within the reported data. In such cases, we contacted the suppliers directly in an effort to secure revised responses. Through this process, we have identified, to the best of our efforts, the smelters/refiners in our supply chain and country of origin information for the smelters and refiners identified by the supply chain survey.

Understand and define RMAP “conformant” and “active” statuses.

To compile its list, the RMI employs independent third-party auditors to audit the source, including mines of origin and chains of custody, of the Conflict Minerals processed by smelters and refiners which agree to undergo an audit. A smelter or refiner receives a RMAP “conformant” designation from the RMI if the smelter or refiner (i) completes an independent third-party audit, (ii) adheres to the RMAP’s assessment protocols by disclosing to auditors the identities and locations of the mines from which it sources Conflict Minerals, (iii) has been found by its independent third-party auditor to possess the systems and processes to support responsible sourcing of Conflict Minerals and can provide evidence to support its sourcing activities and (iv) maintains good standing in the program, through a continual validation process. The RMI’s RMAP “conformant” list (formerly the CFSI’s CFSP “compliant” list) provides the names, locations and links to Conflict Minerals policies of all smelters and refiners deemed compliant with the RMAP’s assessment protocols. Smelters and refiners with a “re-audit in progress” are still considered to be RMAP “conformant.”

Smelters and refiners labeled as “active” have committed to undergo an audit, which may be in progress, or are participating in one of the cross-recognized certification programs, namely, the London Bullion Market Association Responsible Gold Certification or Responsible Jewelry Program Chain-of-Custody Certification. These “active” smelters and refiners may be at various stages of the audit cycle, anywhere from completing the necessary documents to scheduling the audit date to enacting corrective actions in the post-audit phase. Smelters or refiners may not retain their “active” status if they are unresponsive to requests for re-audit or corrective action past a certain time. Companies that have been determined to be downstream of smelters or refiners may not take part in the RMAP. However, they may participate in the RMI’s Downstream Audit Program, an independent validation of companies’ sourcing practices outside of the RMAP audit process.

Step 3. Design and Implement a Strategy to Respond to Identified Risks

We are working to improve our due diligence processes with respect to 3TG. Our risk mitigation efforts during 2017 included those discussed in this section.

Participate in existing industry conflict minerals initiatives.

In light of the complexity of our and our suppliers’ supply chains, we are currently unable to assess adequately all of the risks in our supply chain. However, we continue to engage with suppliers to obtain current, accurate and complete information about our supply chain through the use of the CMRT and to improve due diligence efforts to ensure responsible sourcing in compliance with our Policy.

4

Report findings to designated senior management.

The Company’s senior management, including our Chief Executive Officer and Chief Financial Officer, is briefed periodically about our supply chain due diligence efforts, risk analysis results and mitigation efforts.

Devise, adopt and implement a risk management plan and monitor risk mitigation efforts.

The Company’s conflict mineral policy seeks to encourage suppliers to responsibility source Conflict Minerals, but does not necessarily seek to eliminate sourcing from the Covered Countries. We also periodically review our progress, assess identified risks and determine follow-up action, as follows:

●	We follow up on inconsistent, incomplete, or inaccurate responses, and send reminders to suppliers who have not responded to our requests for information.

●	Suppliers that source from smelters from the Covered Countries, where such smelters are not certified by the RMAP, are contacted and are asked to submit more information about their sourcing practices, including a corrective action plan.

Step 4. Carry Out Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices

Due to our downstream position in the supply chain, we do not have a direct relationship with 3TG smelters and refiners. Therefore, we do not perform direct audits of these entities within our supply chain, but instead rely on the efforts of organizations such as the RMI to influence smelters/refiners to undergo audits and become certified through the RMAP.

Step 5. Report Annually on Supply Chain Due Diligence

Our supply chain due diligence efforts are described in this CMR. We have filed this CMR in accordance with the Rule by submitting to the U.S. Securities and Exchange Commission a Form SD attaching this CMR. This CMR is also available on our website at http://ir.rewalk.com/charters-and-policies.

Part III. The Company’s Due Diligence Findings and Conclusions

Our Conflict Minerals process, as described above, allowed us to identify in-scope products and the corresponding suppliers. These 22 identified suppliers were surveyed using the CMRT. We received survey responses from approximately 45% of our suppliers. The results from the surveys did not allow us to make definitive conclusions as to the source of any potential Conflict Minerals.

Facilities Used to Process the Conflict Minerals in the Covered Products

Based on the information obtained by the Company during the due diligence process, the Company was unable to conclusively determine the origin of all the Conflict Minerals contained in the Covered Products. Based on the information provided by our suppliers as well as by the RMI, as of the date of this CMR, we believe that the facilities that may have been used to process the Conflict Minerals in our products during the reporting period in the 2017 calendar year may include the smelters and refiners listed in Annex I hereto.

Countries of Origin of the Conflict Minerals in the Covered Products

Based on the information provided by our suppliers as well as by CFSI, as of the date of this CMR, we believe that the mine countries of origin of the Conflict Minerals contained in our products may include one or more of the countries listed in Annex II hereto.

We can only provide reasonable, not absolute, assurance regarding the source and chain of custody of the Conflict Minerals in our Covered Products, since the information comes from direct and secondary suppliers and the RMI. Information gathered from our suppliers is not on a continuous, real-time basis. Despite our efforts to follow up with certain suppliers, we did not receive responses from all suppliers, and the suppliers who responded showed varying degrees of cooperation with our inquiries.

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Part IV. Implementation of Strategies to Respond to Identified Risks and Future Steps

We have taken, and intend to continue taking, steps to improve our due diligence processes and to minimize the risk that our necessary Conflict Minerals benefit armed groups. Going forward, we will continue working with our global supply chain to ensure responsible sourcing and assure compliance with applicable regulations through the following steps:

1.	Contacting from time to time, as is reasonably required, direct suppliers that do not respond to the supply chain survey by a specified date, requesting their responses.

2.	Comparing, as is reasonably required, applicable smelters and refiners identified by the supply chain survey against the list of facilities that have received a RMAP “conformant” designation from the RMI.

3.	Making a good faith effort to enact terms and conditions related to Conflict Minerals in supplier contracts.

4.	Continue implementing the Company’s Policy.

Forward-Looking Statements

In addition to historical facts, this CMR contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, Section 21E of the 1934 Act, and the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information regarding further supplier engagement, due diligence and risk mitigation efforts and strategy, and involve certain risks and uncertainties. Actual results could differ materially from the forward-looking statements. Words such as “expects,” “anticipates,” “intends,” variations of these words, and similar expressions are intended to identify such forward looking statements. Risks and uncertainties that could cause actual results to differ include, without limitation, risks and uncertainties associated with the progress of industry and other supply chain transparency and smelter or refiner validation programs for Conflict Minerals (including the possibility of inaccurate information, fraud and other irregularities), inadequate supplier education and knowledge, limitations on the ability or willingness of suppliers to provide more accurate, complete and detailed information and limitations on our ability to verify the accuracy or completeness of any supply chain information provided by suppliers and other factors discussed under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2017, as amended, filed with the U.S. Securities and Exchange Commission and other documents subsequently filed with or furnished to the U.S. Securities and Exchange Commission. Any forward-looking statement made in this CMR speaks only as of the date hereof. Except as otherwise required by law, the Company undertakes no obligation to update publicly the information contained in this CMR, or any forward looking statements, to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

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Annex I

List of Identified Smelters or Refiners

Metal	Smelter/Refiner Name	Smelter/Refiner Country	Smelter/Refiner RMAP Status
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	Conformant
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Conformant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Conformant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	Conformant
Gold	Argor-Heraeus S.A.	SWITZERLAND	Conformant
Gold	Asahi Pretec Corp.	JAPAN	Conformant
Gold	Asahi Refining Canada Ltd.	CANADA	Conformant
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	Conformant
Gold	Asaka Riken Co., Ltd.	JAPAN	Conformant
Gold	Aurubis AG	GERMANY	Conformant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Conformant
Gold	Boliden AB	SWEDEN	Conformant
Gold	C. Hafner GmbH + Co. KG	GERMANY	Conformant
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	Conformant
Gold	Chimet S.p.A.	ITALY	Conformant
Gold	DODUCO GmbH	GERMANY	Conformant

7

Metal	Smelter/Refiner Name	Smelter/Refiner Country	Smelter/Refiner RMAP Status
Gold	Dowa	JAPAN	Conformant
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	Conformant
Gold	Eco-System Recycling Co., Ltd.	JAPAN	Conformant
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	Conformant
Gold	Heimerle + Meule GmbH	GERMANY	Conformant
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	Conformant
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Conformant
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Conformant
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Conformant
Gold	Istanbul Gold Refinery	TURKEY	Conformant
Gold	Japan Mint	JAPAN	Conformant
Gold	Jiangxi Copper Co., Ltd.	CHINA	Conformant
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	Conformant
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	Conformant
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Conformant
Gold	Kazzinc	KAZAKHSTAN	Conformant
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	Conformant
Gold	Kojima Chemicals Co., Ltd.	JAPAN	Conformant

8

Metal	Smelter/Refiner Name	Smelter/Refiner Country	Smelter/Refiner RMAP Status
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	Conformant
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Conformant
Gold	Materion	UNITED STATES OF AMERICA	Conformant
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	Conformant
Gold	Metalor Technologies S.A.	SWITZERLAND	Conformant
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	Conformant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	Conformant
Gold	Mitsubishi Materials Corporation	JAPAN	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Conformant
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Conformant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	Conformant
Gold	Nihon Material Co., Ltd.	JAPAN	Conformant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Conformant

9

Metal	Smelter/Refiner Name	Smelter/Refiner Country	Smelter/Refiner RMAP Status
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Conformant
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	Conformant
Gold	PAMP S.A.	SWITZERLAND	Conformant
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Conformant
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Conformant
Gold	PX Precinox S.A.	SWITZERLAND	Conformant
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Conformant
Gold	Republic Metals Corporation	UNITED STATES OF AMERICA	Conformant
Gold	Royal Canadian Mint	CANADA	Conformant
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	Conformant
Gold	Schone Edelmetaal B.V.	NETHERLANDS	Not Conformant
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	Conformant
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Conformant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Conformant
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Conformant
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Conformant
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	Conformant
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Conformant

10

Metal	Smelter/Refiner Name	Smelter/Refiner Country	Smelter/Refiner RMAP Status
Gold	T.C.A S.p.A	ITALY	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Conformant
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	Conformant
Gold	Tokuriki Honten Co., Ltd.	JAPAN	Conformant
Gold	Torecom	KOREA, REPUBLIC OF	Conformant
Gold	Umicore Brasil Ltda.	BRAZIL	Conformant
Gold	Umicore Precious Metals Thailand	THAILAND	Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	Conformant
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	Conformant
Gold	Valcambi S.A.	SWITZERLAND	Conformant
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	Conformant
Gold	WIELAND Edelmetalle GmbH	GERMANY	Conformant
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	Conformant
Gold	Yokohama Metal Co., Ltd.	JAPAN	Conformant
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Conformant
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	Not Conformant
Gold	So Accurate Group, Inc.	UNITED STATES OF AMERICA	Not Conformant
Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES	Conformant

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Metal	Smelter/Refiner Name	Smelter/Refiner Country	Smelter/Refiner RMAP Status
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	Not Conformant
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	Not Conformant
Gold	AU Traders and Refiners	SOUTH AFRICA	Conformant
Gold	Cendres + Metaux S.A.	SWITZERLAND	Conformant
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	Not Conformant
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	Not Conformant
Gold	SAFINA A.S.	CZECH REPUBLIC	Active
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	Conformant
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	Active
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	Not Conformant
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	Conformant
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	Not Conformant
Gold	SAAMP	FRANCE	Conformant
Gold	L’Orfebre S.A.	ANDORRA	Active
Gold	SAXONIA Edelmetalle GmbH	GERMANY	Conformant
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	Not Conformant

12

Metal	Smelter/Refiner Name	Smelter/Refiner Country	Smelter/Refiner RMAP Status
Gold	Sai Refinery	INDIA	Not Conformant
Gold	Universal Precious Metals Refining Zambia	ZAMBIA	Not Conformant
Gold	Modeltech Sdn Bhd	MALAYSIA	Active
Gold	Morris and Watson Gold Coast	AUSTRALIA	Not Conformant
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	Not Conformant
Gold	Pease & Curren	UNITED STATES OF AMERICA	Not Conformant
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	Caridad	MEXICO	Not Conformant
Gold	Chugai Mining	JAPAN	Not Conformant
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	Not Conformant
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	Not Conformant
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	Not Conformant
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	Not Conformant
Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	Not Conformant
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	Not Conformant
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	Not Conformant
Gold	L’azurde Company For Jewelry	SAUDI ARABIA	Not Conformant

13

Metal	Smelter/Refiner Name	Smelter/Refiner Country	Smelter/Refiner RMAP Status
Gold	Lingbao Gold Co., Ltd.	CHINA	Not Conformant
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	Not Conformant
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	Not Conformant
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Not Conformant
Gold	Elemetal Refining, LLC	UNITED STATES OF AMERICA	Not Conformant
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	Not Conformant
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	Not Conformant
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	Not Conformant
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	Not Conformant
Gold	Morris and Watson	NEW ZEALAND	Not Conformant
Gold	Guangdong Jinding Gold Limited	CHINA	Not Conformant
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	Not Conformant
Gold	Sudan Gold Refinery	SUDAN	Not Conformant
Gold	Remondis Argentia B.V.	NETHERLANDS	Active
Gold	Tony Goetz NV	BELGIUM	Not Conformant
Gold	Bangalore Refinery	INDIA	Active
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	Not Conformant
Gold	Italpreziosi	ITALY	Conformant

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Metal	Smelter/Refiner Name	Smelter/Refiner Country	Smelter/Refiner RMAP Status
Gold	Marsam Metals	BRAZIL	Conformant
Gold	Planta Recuperadora de Metales SpA	CHILE	Conformant
Gold	Safimet S.p.A	ITALY	Conformant
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	Not Conformant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Conformant
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	Conformant
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	Conformant
Tantalum	F&X Electro-Materials Ltd.	CHINA	Conformant
Tantalum	FIR Metals & Resource Ltd.	CHINA	Conformant
Tantalum	Global Advanced Metals Aizu	JAPAN	Conformant
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	Conformant
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	Conformant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Conformant
Tantalum	H.C. Starck Co., Ltd.	THAILAND	Conformant
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	Conformant
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	Conformant
Tantalum	H.C. Starck Ltd.	JAPAN	Conformant
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Conformant

15

Metal	Smelter/Refiner Name	Smelter/Refiner Country	Smelter/Refiner RMAP Status
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Conformant
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	CHINA	Conformant
Tantalum	KEMET Blue Metals	MEXICO	Conformant
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA	Conformant
Tantalum	LSM Brasil S.A.	BRAZIL	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Conformant
Tantalum	Mineracao Taboca S.A.	BRAZIL	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Conformant
Tantalum	NPM Silmet AS	ESTONIA	Conformant
Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF	Conformant
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Conformant
Tantalum	Taki Chemical Co., Ltd.	JAPAN	Conformant
Tantalum	Telex Metals	UNITED STATES OF AMERICA	Conformant
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Conformant
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	Not Conformant

16

Metal	Smelter/Refiner Name	Smelter/Refiner Country	Smelter/Refiner RMAP Status
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA	Not Conformant
Tantalum	Asaka Riken Co., Ltd.	JAPAN	Conformant
Tantalum	QuantumClean	UNITED STATES OF AMERICA	Conformant
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	Conformant
Tantalum	Duoluoshan	CHINA	Not Conformant
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	Not Conformant
Tin	Alpha	UNITED STATES OF AMERICA	Conformant
Tin	China Tin Group Co., Ltd.	CHINA	Conformant
Tin	CV Ayi Jaya	INDONESIA	Conformant
Tin	CV Gita Pesona	INDONESIA	Conformant
Tin	CV Serumpun Sebalai	INDONESIA	Conformant
Tin	CV Tiga Sekawan	INDONESIA	Conformant
Tin	CV United Smelting	INDONESIA	Conformant

17

Metal	Smelter/Refiner Name	Smelter/Refiner Country	Smelter/Refiner RMAP Status
Tin	CV Venus Inti Perkasa	INDONESIA	Conformant
Tin	Dowa	JAPAN	Conformant
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	Conformant
Tin	Fenix Metals	POLAND	Conformant
Tin	Gejiu Jinye Mineral Company	CHINA	Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Conformant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Conformant
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	Conformant
Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	Conformant
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Conformant
Tin	Melt Metais e Ligas S.A.	BRAZIL	Conformant
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	Conformant
Tin	Metallo-Chimique N.V.	BELGIUM	Conformant
Tin	Elmet S.L.U.	SPAIN	Conformant
Tin	Mineracao Taboca S.A.	BRAZIL	Conformant
Tin	Minsur	PERU	Conformant
Tin	Mitsubishi Materials Corporation	JAPAN	Conformant
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Conformant

18

Metal	Smelter/Refiner Name	Smelter/Refiner Country	Smelter/Refiner RMAP Status
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Conformant
Tin	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)	Conformant
Tin	PT Aries Kencana Sejahtera	INDONESIA	Conformant
Tin	PT Artha Cipta Langgeng	INDONESIA	Conformant
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Conformant
Tin	PT Babel Inti Perkasa	INDONESIA	Conformant
Tin	PT Bangka Prima Tin	INDONESIA	Conformant
Tin	PT Bangka Tin Industry	INDONESIA	Conformant
Tin	PT Belitung Industri Sejahtera	INDONESIA	Conformant
Tin	PT Bukit Timah	INDONESIA	Conformant
Tin	PT DS Jaya Abadi	INDONESIA	Conformant
Tin	PT Eunindo Usaha Mandiri	INDONESIA	Conformant
Tin	PT Inti Stania Prima	INDONESIA	Conformant
Tin	PT Lautan Harmonis Sejahtera	INDONESIA	Conformant
Tin	PT Menara Cipta Mulia	INDONESIA	Conformant
Tin	PT Mitra Stania Prima	INDONESIA	Conformant
Tin	PT Panca Mega Persada	INDONESIA	Conformant
Tin	PT Prima Timah Utama	INDONESIA	Conformant

19

Metal	Smelter/Refiner Name	Smelter/Refiner Country	Smelter/Refiner RMAP Status
Tin	PT Refined Bangka Tin	INDONESIA	Conformant
Tin	PT Sariwiguna Binasentosa	INDONESIA	Conformant
Tin	PT Stanindo Inti Perkasa	INDONESIA	Conformant
Tin	PT Sukses Inti Makmur	INDONESIA	Conformant
Tin	PT Sumber Jaya Indah	INDONESIA	Conformant
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	Conformant
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	Conformant
Tin	PT Tinindo Inter Nusa	INDONESIA	Conformant
Tin	PT Tommy Utama	INDONESIA	Conformant
Tin	Resind Industria e Comercio Ltda.	BRAZIL	Conformant
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	Conformant
Tin	Soft Metais Ltda.	BRAZIL	Conformant
Tin	Thaisarco	THAILAND	Conformant
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Conformant
Tin	Yunnan Tin Company Limited	CHINA	Conformant
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	Conformant
Tin	Estanho de Rondonia S.A.	BRAZIL	Not Conformant

20

Metal	Smelter/Refiner Name	Smelter/Refiner Country	Smelter/Refiner RMAP Status
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	Conformant
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	Conformant
Tin	PT Karimun Mining	INDONESIA	Conformant
Tin	CV Dua Sekawan	INDONESIA	Conformant
Tin	PT O.M. Indonesia	INDONESIA	Not Conformant
Tin	PT Kijang Jaya Mandiri	INDONESIA	Conformant
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	Conformant
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	Conformant
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	Conformant
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Conformant
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	Not Conformant
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	Not Conformant
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	Conformant
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	Not Conformant
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	Not Conformant
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	Not Conformant
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	Not Conformant
Tin	Super Ligas	BRAZIL	Not Conformant

21

Metal	Smelter/Refiner Name	Smelter/Refiner Country	Smelter/Refiner RMAP Status
Tin	Modeltech Sdn Bhd	MALAYSIA	Active
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	Conformant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Conformant
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Conformant
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	Conformant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	Conformant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Conformant
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	Conformant
Tungsten	Japan New Metals Co., Ltd.	JAPAN	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Conformant

22

Metal	Smelter/Refiner Name	Smelter/Refiner Country	Smelter/Refiner RMAP Status
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	Conformant
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	Conformant
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	Conformant
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	Conformant
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	Conformant
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	ACL Metais Eireli	BRAZIL	Conformant
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	Conformant
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA	Not Conformant

23

Metal	Smelter/Refiner Name	Smelter/Refiner Country	Smelter/Refiner RMAP Status
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	Not Conformant
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	Not Conformant
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	Not Conformant
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	Conformant
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	Conformant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	Conformant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	Conformant
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	Conformant
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	Active
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	Not Conformant

24

Annex II

List of Countries of Origin of Conflict Minerals*

Based on our due diligence, the above smelters and refiners may process Conflict Minerals from one or more of the following countries of origin:

Conflict Mineral	Country of origin may include the following
Gold	United States of America, Japan, Germany, Uzbekistan, Brazil, Switzerland, Canada, Philippines, Sweden, Italy, Republic of Korea, China, Turkey, Russian Federation, Kazakhstan, Kyrgyzstan, Singapore, Mexico, India, Austria, Indonesia, South Africa, Netherlands, Spain, Taiwan, Thailand, Belgium, Australia, United Arab Emirates, Czech Republic, Poland, Zimbabwe, France, Andorra, Zambia*, Malaysia, Saudi Arabia, New Zealand, Sudan, Chile, Lithuania
Tantalum	China, United States of America, Japan, Thailand, Germany, Mexico, Brazil, India, Estonia, Macedonia, Russian Federation, Kazakhstan
Tin	United States of America, China, Indonesia, Japan, Bolivia, Poland, Brazil, Malaysia, Belgium, Spain, Peru, Thailand, Philippines, Taiwan, Vietnam
Tungsten	Japan, China, United States of America, Germany, Russian Federation, Vietnam, Austria, Brazil, Philippines, Republic of Korea

* Indicates a Covered Country

As our suppliers, Smelters or Refiners (“SOR”) did not provide information on the location of mine in their CMRTs, and the Company was not able to establish from the sourcing information on their Conflict Minerals, it has indicated in the countries of origin list the closest indication provided as to the source of Conflict Minerals (i.e the Smelter Country as reported in the suppliers’ CMRT).

 25